                                                                   Exhibit 10.11

                               COKE SALE AGREEMENT

                                     BETWEEN

                                 WCI STEEL INC.

                                       AND

                                 ISG WARREN INC.

                             DATE NOVEMBER 10, 2005

                               COKE SALE AGREEMENT

          THIS AGREEMENT is entered into this 10th day of November, 2005, by and between ISG Warren Inc., a Delaware corporation having offices at 2234 Main Avenue, Warren, Ohio, (hereinafter "Seller") and WCI Steel, Inc., an Ohio corporation located at 1040 Pine Avenue S.E., Warren, Ohio 44483 (hereinafter "Buyer").

                                   WITNESSETH:

     THAT, in consideration of the promises herein set forth and intending to be legally bound, the parties hereby agree as follows:

I.   TERM

          This Agreement shall be effective August 1, 2005, and unless sooner terminated pursuant to the various provisions of this Agreement, shall continue for a period of seventeen calendar months through December 31, 2006 ("Term") and shall thereafter automatically renew for successive one (1) year renewal terms unless written notice of non-renewal given by either party to the other not less than (6) months prior to expiration provided, however, that no automatic renewal shall occur or become effective until the parties agree in a separate writing to the Purchase Price for Blast Furnace Coke during the first and, as applicable, any subsequent renewal term with such Purchase Price agreement being contingent upon specific approval by Seller's Board of Directors.

II.  PRODUCT

     The product to be purchased and sold hereunder shall be blast furnace coke ("Blast Furnace Coke") produced at the Seller's Warren, Ohio, Coke Plant ("Coke Plant").

III. QUANTITY AND SCHEDULING

     During the Term, Seller shall sell and deliver to Buyer and Buyer shall purchase and accept delivery from Seller, pursuant to the terms and conditions of this Agreement, 50% of the Blast Furnace Coke produced by Seller's Coke Plant. Buyer acknowledges that the production rate of Blast Furnace Coke at Seller's Coke Plant will vary from time to time. Seller understanding the critical nature of coke supply, will provide Buyer with prior notice of any planned outage of coke producing capability at the Coke Plant. The aggregate amount of Blast Furnace Coke to be purchased and sold hereunder shall not exceed [*****](1) Net Tons (consisting of 2,000 pounds avoirdupois). Blast Furnace Coke deliveries hereunder shall be approximately [*****] Net Tons per calendar week (Monday through Sunday) or [*****] Net Tons per day subject to change as a result of production rate variations.

IV.  DELIVERY

     A. Seller shall deliver Blast Furnace Coke hereunder to Buyer F.O.B. the Blast Furnace surge bin at Buyer's Plant. A reasonable alternative delivery point at Seller's Coke Plant may be identified by either Buyer or Seller. However, in the event that an alternative delivery point is used, all delivery costs associated with utilizing the alternative delivery point shall be borne by the party requesting the change. Alternative methods and points of delivery must be approved by Seller.

     B. Blast Furnace Coke shall be delivered daily for the twelve hour period beginning at approximately at 4pm and ending at approximately 4am. Seller and Buyer may adjust starting times from time to time as mutually agreed.

----------
(1) CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSION.

     C. Blast Furnace Coke weights used for billing purposes shall be determined by Seller's 8A conveyor belt scale and shall be the basis upon which Buyer shall pay Seller for Blast Furnace Coke delivered hereunder. Seller may identify an alternative weight determination method subject to acceptance by Buyer. Seller shall evaluate the calibration of its weight measuring instrumentation on a monthly basis and share the results of such evaluation with Buyer. Seller will provide advance notification to Buyer of any belt scale calibration test. Buyer will have the right but not the obligation to observe any belt scale calibration test. Said weights shall be conclusive, unless objected to in writing by Buyer within 30 days of receipt of the invoice that contains the objectionable weights, as to the quantities of Blast Furnace Coke delivered and purchased hereunder. Buyer's payment of objectionable invoices shall be as set forth in
Section VII.

V.   QUALITY

     A. On a monthly average basis, Blast Furnace Coke shall conform as closely as practicable to the specification set forth on Exhibit A, with price adjustments for deliveries that deviate as to certain standards as set forth on Exhibit A.

     B. Seller shall sample, twice each shift each Sunday through Thursday, the Blast Furnace Coke produced according to Seller's standard written protocol and have performed chemical and physical analyses on a daily composite sample according to ASTM standards/guidelines, or other guidelines as may be mutually agreed between the parties hereto in writing, and average the results of the daily composite analyses of said samples to determine a monthly weighted average analysis that shall be deemed to be the analysis of Blast Furnace Coke delivered for Buyer's account during said calendar month. The results of each daily composite sample analysis shall be transmitted to such persons or places as Buyer may from time to time direct. Such analysis shall be determinative of product value for purposes of billing and payment of the purchase price and, unless objected to in writing by either party within 30 days after its receipt thereof, such monthly average analysis shall be conclusive for all billing purposes. Buyer shall have the right but not the obligation to review at their discretion the Warren Coke Plant ISO Quality Standard Operating Procedures. Seller shall retain the daily composite samples used for the proximate analyses for not less than thirty (30) days. Each such sample shall be appropriately labeled so as to identify the production date and sample preparation date. Splits of the samples retained by Seller shall be provided to Buyer upon reasonable request.

     C. Buyer shall at all times reserve the right to have an independent third party conduct its own sampling according to Seller's standard written sampling protocol and ASTM compliant analysis should a dispute arise as to the result of Seller's analysis. Buyer's selection of an independent third party shall be subject to Seller's prior written approval, which approval shall not be unreasonably withheld. Seller shall have the right but not the obligation to observe the sampling and analyses by the independent third party. Unless the sample taken by Buyer's independent third party is statistically representative of the Blast Furnace Coke lot for which Seller's analysis is disputed in accordance with applicable ASTM standards, the results of the independent third party cannot be used as the basis for penalizing or rejecting the entire lot. The two parties agree to meet and resolve any discrepancies between the Seller's analysis and Buyer's analysis that are statistically different with regards to the coke quality specs.

VI.  PURCHASE PRICE

     A. During the initial Term of this Agreement for each Net Ton of Blast Furnace Coke delivered hereunder, Buyer shall pay Seller U.S. $[*****] F.O.B. Blast Furnace surge bin at Buyer's Plant. The Purchase Price for Blast Furnace Coke during any renewal term of this agreement shall be according to separate written agreement between the parties as provided in Section I hereof.

     B. i) Exhibit A provides for a price penalty to be imposed on Seller if Seller delivers to Buyer Blast Furnace Coke that fails to meet the quality standards set forth in Exhibit A. Should Seller be obligated to pay a price penalty to Buyer pursuant to Exhibit A, such penalty shall be paid in the form of a credit against invoices delivered by Seller to Buyer subsequent to the time it is determined that such penalty is owed. Buyer and Seller shall endeavor to arrange the appropriate accounting procedure to provide all credits due hereunder.

          ii) Exhibit A provides for a price premium to be imposed on Buyer if Seller delivers Blast Furnace Coke that: 1) exceeds the specified standard for stability of [*****]%; or 2) contains a moisture content of less than [*****]%. Should Buyer be obligated to pay a price premium, such premium shall be paid pursuant to separate invoice delivered by Seller to Buyer. Payment of such invoice shall be as set forth in Section VII.

VII. PAYMENT

     Seller shall invoice Buyer no less frequently than weekly for Blast Furnace Coke delivered hereunder. Buyer shall pay Seller the amount invoiced within [*****] ([*****]) calendar days following the date of invoice by wire transfer to an account identified by Seller from time to time or through other payment method specified by Seller. Buyer shall, upon request by Seller, provide Seller with all information concerning Buyer's financial condition that Seller may reasonably require to determine Buyer's capability to satisfy its obligations hereunder. Buyer shall, upon request by Seller, provide such financial assurances that Seller may require to satisfy Seller that Buyer will complete its obligations hereunder.

VIII. USE OF PRODUCT

     Buyer represents and warrants that Coke purchased hereunder is intended for consumption as its steelmaking plant in Warren, Ohio. Buyer may not trade or resell Coke, except fines and/or screenings derived therefrom unless prior written consent is obtained from Sell, which consent shall not be unreasonably withheld.

IX.  FORCE MAJEURE

     A. In the event of any delay in Seller's performance or if Buyer is unable to accept deliveries due to fire, explosion, mechanical difficulty, strike or other difference with workmen, shortage of coal supply, utility, material or labor, breakdown or accident at Seller's or Buyer's facilities, a party's compliance with or other action taken to carry out the intent or purpose of any law or regulation or any cause beyond that party's reasonable control (any of which events shall be deemed to be an event of "force majeure"), the party whose performance is delayed or prevented thereby shall be excused and at Seller's sole option, the term of this Agreement shall be extended for a period equal to the total length of such delays or failures to perform to permit delivery of the quantities whose delivery was delayed (hereinafter "Extended Term"); provided, however, that should any event of force majeure prevent Seller from performing its obligations under this Agreement for a period of two (2) consecutive months or longer, Buyer shall have the right, while said force majeure remains in effect, to terminate this Agreement upon written notice received by Seller.

     B. The party that suffers a delay or fails to perform hereunder by virtue of an event of force majeure shall promptly notify the other party of the occurrence of such event, giving particulars, including but not limited to the expected duration of such force majeure event, and shall notify the other party of the cessation of such event.

X.   WAIVERS AND REMEDIES

     A. The failure of Buyer or Seller to insist in any one or more instances upon performance of any of the provisions of this Agreement or to take advantage of any of their rights hereunder shall not be construed as a waiver of any such provision or the relinquishment of any such right, but the same shall continue and remain in full force and effect.

     B. Buyer's sole remedies for deliveries of Blast Furnace Coke that do not meet the "maximum" or "minimum" specifications set forth on Exhibit A shall be the price adjustments identified on Exhibit A provided, however that in the event of material non-compliance by Seller with the Quality Specifications on Exhibit A for two (2) consecutive months such that Buyer must purchase alternative coke, Buyer may at their option, suspend purchases of Coke until such time that Seller's production conforms to said Quality Specifications. In the event of Substantial Non-Compliance of Coke for three (3) consecutive months, Buyer may terminate the contract.

     C. If Buyer fails to accept delivery of Blast Furnace Coke, and such failure is not excused under Article IX, Seller may resell such Blast Furnace Coke to any entity. Where such resale is made in good faith and in a commercially reasonable manner, Buyer shall pay to Seller any difference between
(i) the Purchase Price that would have applied to such Blast Furnace Coke had Buyer taken delivery hereunder and (ii) the price that Seller was able to realize in such resale, plus Seller's reasonable costs incurred in making such resale.

     D. In no event shall either Buyer or Seller be liable to the other, by reasons of a default in the performance of any of its obligations hereunder, for special damages of any kind or for consequential damages, in either case, relating to damage to property, personal injury, disruptions in production, lost profits or business opportunities. Specific performance shall not be sought by, or awarded to, Buyer as a remedy for any unexcused failure of Seller to deliver the quantities and quality of product specified herein.

     E. SELLER HEREBY DISCLAIMS, AND BUYER HEREBY WAIVES, ANY AND ALL IMPLIED WARRANTIES, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

XI.  DEFAULT

     A. Except for default and/or termination as provided for in paragraphs IX.
A. and XI. B., no default by Buyer or Seller in the performance of any of its obligations hereunder which, except for this provision, would be legal basis for rescission or termination of this Agreement by the other party, shall give or result in such right unless and until the party in default shall fail to correct the default within fifteen (15) days after having received written notice of a claim of such default from the other party.

     B. In the event of default of Buyer in payment or other obligations provided in paragraph VII, Seller may suspend further deliveries hereunder until such default has been corrected. If such default is not corrected with fifteen
(15) days of Seller giving written notice of such default, then Seller may terminate this Agreement.

XII. ASSIGNMENT

     This Agreement is assignable by either party hereto only with the written consent of the non-assigning party, which consent shall not be unreasonably withheld. Upon an effective assignment as provided for in this paragraph XII, the assigning party shall thereafter be fully released from its obligation hereunder; provided, however, that the assignor and assignee shall be jointly and severally liable for payment for Blast Furnace Coke delivered to Buyer prior to assignment. Subject to the limitations set forth in this paragraph XII, all the terms of this Agreement shall be binding upon inure to the benefit of the parties hereto and their respective successors and assigns.

XIII. TERMINATION UPON CESSATION OF OPERATIONS

     This Agreement shall be terminated automatically upon Seller permanently discontinuing operations at Seller's Coke Plant. The agreement shall be terminated automatically upon Buyer's permanently discontinuing its blast furnace operations.

XIV. NOTICES

     Except as otherwise provided in this Agreement, all notices under this Agreement shall be in writing and shall be deemed to have been duly given if sent: (1) by first class registered or certified mail, postage prepaid; or (2) by overnight delivery service which provides proof of delivery; or (3) by hand delivery; or (4) by telecopy with a duplicate copy sent via first class mail, postage prepaid, addressed as follows:

               SELLER: ISG WARREN INC.
                       2234 Main Avenue, S.W.
                       Warren, Ohio 44481
                       Attention: Jeff Foster

               BUYER:  WCI STEEL INC.
                       1040 Pine Avenue, SE
                       Warren, OH 44483-6528
                       Attention: Daniel E. O'Bruba

or to the address the intended recipient shall have most recently specified for such purpose in writing delivered to the other party.

XV.  CHOICE OF LAW

     This Agreement shall be construed in accordance with the laws of the State of Ohio, without regard to such state's conflict of law provisions that would cause the law of another jurisdiction to apply.

XVI. FINAL AGREEMENT

     This Agreement constitutes the final and complete agreement between the parties with respect to the subject matter hereof, and all other prior documents, negotiations, agreements, and communications between the parties with respect to the subject matter hereof. This Agreement may not be modified or amended except by a written agreement executed by authorized representatives of Buyer and Seller.

XVII. SEVERABILITY

     If any provision of this Agreement, or the application thereof to any party hereto, is held illegal, unenforceable, or otherwise invalid by government promulgation or court decree, such holding shall not affect the other provisions or applications of this Agreement which can be given effect without the invalid provision, provided that the parties shall promptly negotiate in good faith as to adjustments in this Agreement as may be necessary to eliminate any inequity created by the provision being declared invalid.

XVIII. AUDIT

     Each party shall have the right to audit the other's records insofar as necessary to ensure compliance with all of the terms and conditions of this Agreement. Such audits shall be performed by an internal or external auditor, provided however, that the party being audited shall have the right to require that any audit be conducted by a mutually agreeable independent auditor and that the details of the information examined in such audit be kept confidential from the party requesting the audit, except to the extent necessary to confirm compliance with the Agreement and to resolve any controversy that is pursued in good faith.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written by their duly authorized corporate officers.

                                        WCI STEEL, INC.


                                        By:
                                            ------------------------------------
                                        Its:
                                             -----------------------------------


                                        ISG WARREN INC.


                                        By:
                                            ------------------------------------
                                        Its:
                                             -----------------------------------

                                    EXHIBIT A

                             QUALITY SPECIFICATIONS

                                       FOR

                                 ISG WARREN INC.

                                       PENALTY
      PARAMETER         TYPICAL      RANGE/LIMIT      REJECTION       PENALTY OR PREMIUM         FREQUENCY
      ---------         -------   -----------------   ---------   -------------------------   ---------------
Stability, %              60.0    [*****] - [*****]   < [*****]   $[*****] per percentage     Monthly Average
                                                                  point per ton, pro rata.
                                                                  An adder of $[*****] per
                                                                  percentage point per ton,
                                                                  pro rate on any stability
                                                                  [*****]

Hardness, %               69.0           n/a             n/a                 n/a              Monthly Average

Moisture, %               4.50    [*****] - [*****]   > [*****]   $[*****] per percentage     Monthly Average
                                                                  point pro rata. An adder
                                                                  of $[*****] per
                                                                  percentage point, pro
                                                                  rata on any moisture
                                                                  [*****]

Ash, %                     8.5    [*****] - [*****]   > [*****]   $[*****] per percentage     Monthly Average
                                                                  point per ton pro rata

Sulfur, %                 0.71    [*****] - [*****]   > [*****]   $[*****]per 1/10th          Monthly Average
                                                                  percentage point per ton
                                                                  pro rata

Volatile Matter, %        0.65           n/a          > [*****]              None             Monthly Average

Fixed Carbon, %         By diff          n/a             n/a                 None             Monthly Average

Size, %

+ 3 inch cumulative       11.0            --              --                 None             Monthly Average

+ 2 inch cumulative       50.0            --              --                 None             Monthly Average

+ 1.5 inch cumulative     78.0            --              --                 None             Monthly Average

+ 3/4 inch cumulative     97.8         [*****]        > [*****]   $[*****] per percentage     Monthly Average
                                                                  point per ton pro rata

Mean size                   --            --              --                 None             Monthly Average